SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 11, 2005

Medical Staffing Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-23967	91-2135006
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8150 Leesburg Pike, Suite 1200, Vienna, Virginia	22182
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 641-8890

Item 2.01. Acquisition Or Disposition Of Assets

Medical Staffing Solutions, Inc., a Nevada corporation (“MSSI”) entered into an asset purchase agreement (the “Purchase Agreement”) on June 16, 2005, by and among MSSI, Nurses PRN Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of MSSI ( “Purchaser”), Nurses PRN, LLC, a Florida limited liability company (the “Target”) and the members listed therein (collectively, the “Members”, and together with MSSI, Purchaser and the Target, the “Parties”). The Parties agreed to close the transaction in escrow subject to the confirmation of delivery to the escrow agent (the “Agent”) of those certain escrow documents listed in Schedule A to the Confirmation of Closing in Escrow, dated June 16, 2005, and provided herewith as Exhibit 99.18.

Pursuant to the Purchase Agreement, the Purchaser acquired substantially all of the assets, properties, privileges, rights, interests, business and goodwill belonging to the Target, of every kind and description, real, personal and mixed, tangible and intangible and wherever located (the “Purchased Assets”). The Purchased Assets include all cash items, securities and financial instruments of the Target, all Fixed Assets, Accounts Receivable, Real Property Leases, Intellectual Property, Material Contracts, Files and Records and Goodwill (as each term is defined in the Purchase Agreement).

As consideration for the Purchased Assets, the Purchaser shall cause MSSI to issue and deliver 9,500,000 shares of common stock of MSSI to the Target to be delivered to the Members in the denominations set forth opposite each Member’s name on Exhibit A to the Purchase Agreement. The Purchaser also paid to the Target One Million Six Hundred Thousand Dollars ($1,600,000) as a cash consideration. In addition to the share and cash consideration, the Purchaser shall pay a contingent payment to the Target which shall be based on the Purchaser’s achievement of financial targets based on an EBITDA Target (as defined in the Purchase Agreement) which shall not exceed Five Hundred Thousand Dollars ($500,000).

In addition to the Purchased Assets, the Purchaser assumed certain Assumed Liabilities (as defined in the Purchase Agreement) including (a) a Three Hundred Sixty Five Thousand Four Hundred Eighty Seven and 50/100 Dollar ($365,487.50) note payable issued to Jeff Dowling by the Purchaser; (b) a Two Hundred Fifty Thousand Dollar ($250,000) note payable to Aftabe Adamjee by the Purchaser and (c) certain general payables as set forth in Schedule 1.4 of the Purchase Agreement.

Exhibit	Description
Exhibit 99.1	Asset Purchase Agreement, effective as of June 16, 2005, by and among MSSI, Nurses PRN Acquisition Corp., Nurses PRN, LLC and the Members listed therein	Provided herewith
Exhibit 99.2	$250,000 Promissory Note, effective June 16, 2005, by Nurses PRN Acquisition Corp., Inc. issued to Mr. Aftab Adamjee	Provided herewith
Exhibit 99.3	Executive Employment Agreement, dated June 16, 2005, by and between Nurses PRN Acquisition Corp. and Mr. Robert Murphy	Provided herewith
Exhibit 99.4	Executive Employment Agreement, dated June 16, 2005, by and between Nurses PRN Acquisition Corp. and Ms. Linda Romano	Provided herewith
Exhibit 99.5	Release, dated June 16, 2005, by Mr. Aftab Adamjee releasing all claims against Nurses PRN, LLC, Mr. Robert Murphy and Ms. Linda Romano	Provided herewith
Exhibit 99.6	Release, dated May 26, 2005, by Mr. Phil Dodge releasing all claims against Nurses PRN, LLC	Provided herewith
Exhibit 99.7	Release, dated June 16, 2005, by Mr. Robert Murphy releasing all claims against Nurses PRN, LLC	Provided herewith

Exhibit	Description
Exhibit 99.8	Release, dated June 16, 2005, by Ms. Linda Romano releasing all claims against Nurses PRN, LLC	Provided herewith
Exhibit 99.9	Assumption Agreement, dated June 16, 2005, by and among Nurses PRN, LLC, Nurses PRN Acquisition Corp. and Mr. Jeffrey T. Dowling	Provided herewith
Exhibit 99.10	Pledge Agreement, dated June 16, 2005, by and between Mr. Robert Murphy and Ms. Linda J. Romano as Pledgor and Mr. Jeffrey T. Dowling as Pledgee	Provided herewith
Exhibit 99.11	Indemnity and Guaranty Agreement, dated June 16, 2005, by and among Mr. Aftab Adamjee, Mr. Robert Murphy and Ms. Linda Romano as Indemnitors and Nurses PRN, LLC	Provided herewith
Exhibit 99.12	Guaranty of Payment, dated June 16, 2005, by Medical Staffing Solutions, Inc. with respect to Mr. Jeffrey T. Dowling	Provided herewith
Exhibit 99.13	Form of Guaranty of Payment, by Medical Staffing Solutions, Inc. with respect to Mr. Aftab Adamjee	Provided herewith
Exhibit 99.14	Guaranty, dated June 16, 2005, by Mr. Robert Murphy and Ms. Linda Romano with respect to Jeffrey T. Dowling and the payment of all indebtedness of Nurses PRN, LLC	Provided herewith
Exhibit 99.15	Bill of Sale, undated, by and between Nurses PRN, LLC and Nurses PRN Acquisition Corp.	Provided herewith
Exhibit 99.16	Assignment and Assumption Agreement, dated June 16, 2005, by and between Nurses PRN, LLC and Nurses PRN Acquisition Corp.	Provided herewith
Exhibit 99.17	Joinder, dated June 10, 2005, by and between Mr. Aftab Adamjee and Mr. Jeffrey T. Dowling	Provided herewith
Exhibit 99.18	Confirmation of Closing in Escrow, dated June 16, 2005, by and between attorneys for MSSI, Nurses PRN Acquisition Corp. and Nurses PRN, LLC	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL STAFFING SOLUTIONS, INC.

Date: July 14, 2005	By:	/s/ Dr. Brajnandan B. Sahay
Name: Dr. Brajnandan B. Sahay
Title: President